[Letterhead of Jaffe, Raitt, Heuer & Weiss, P.C.]

EXHIBIT 5.1

October 27, 2000

Genomic Solutions Inc.
4355 Varsity Drive, Suite E
Ann Arbor, Michigan 48108

      Re: Genomic Solutions Inc.

Gentlemen:

      We have acted as counsel to Genomic Solutions Inc. (the “Company”), a Delaware corporation, in connection with the registration by the Company of 5,710,990 Shares (the “Shares”) of Callable Common Stock, $0.001 par value per share (“Callable Common Stock”), (a) issuable upon exercise of options which have been or may be granted by the Company from time to time pursuant to the 1994 B.I. Systems Corporation Omnibus Equity Incentive Plan, the 1998 Employee Stock Option Plan, the 1998 Non-Employee Director and Consultant Stock Option Plan, and the 2000 Employee Stock Purchase Plan (collectively, the “Plans”), or (b) which were issued pursuant to exercises under the Plans, as described in the Registration Statement on Form S-8 to be filed with the “Securities and Exchange Commission (together with all amendments thereto, the “Registration Statement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. 229.601(B)(5), in connection with the Registration Statement.

      We do not purport to be experts on or to express any opinion in this letter concerning any law other than the laws of the State of Michigan and the General Corporation Law of the State of Delaware, and this opinion is qualified accordingly. This opinion is limited to the matters expressly set forth in this letter, and no opinion is to be inferred or may be implied beyond the matters expressly so stated. In rendering the opinion contained in this letter, we have assumed without investigation that the information supplied to us by the Company is accurate and complete.

      For purposes of this opinion letter, we have examined copies of the following documents:

      A. An executed copy of the Registration Statement;

      B. Copies of the Plans;

      C. The Company’s Third Amended and Restated Articles of Incorporation;

      D. The Bylaws of the Company;

      E. The Company’s corporate minute book; and

      F. An Officer’s Certificate (the “Certificate”).

      The documents listed in items A-F above are collectively referred to as the “Documents”.

      In rendering our opinion, we have assumed, without independent verification, that: (i) all signatures are genuine; (ii) all Documents submitted to us as originals are authentic; (iii) all Documents submitted to us as copies conform to the originals of such Documents; and (iv) the consideration received by the Company in connection with each issuance of Shares will include an amount in the form of cash that exceeds the aggregate par value of such Shares. Our review has been limited to examining the Documents and applicable law.

      To the extent that any opinion in this letter relates to or is dependent upon factual information, we have relied exclusively upon the factual representations and warranties set forth in the Certificate, and we have not undertaken to independently verify any such facts or information.

      Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

      1. The Shares that may be or have been issued under, and in accordance with, the Plans, have been duly authorized.

      2. Upon issuance of the Shares in accordance with the Plans, such Shares will be validly issued, fully paid, and non-assessable.

      The opinions expressed above are rendered as of the date of this and are solely for your benefit and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without our prior written consent.

      We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and to the use of the name of our firm in the Registration Statement.

Very truly yours,

JAFFE, RAITT, HEUER & WEISS
Professional Corporation

/s/ Peter Sugar